POOLIA UK LIMITED

Contents

Independent Auditors’ Report	1

Financial Statements

Balance Sheets	2

Statements of Operations and Comprehensive Loss and Retained Deficit	3

Statements of Cash Flows	4

Notes to Financial Statements	5-11

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Independent Auditors’ Report

To the Members of
Poolia UK Limited

Report on the Financial Statements

We have audited the accompanying balance sheet of Poolia UK Limited (the "Company") as of December 31, 2013 and December 31, 2012, and the related statements of operations and comprehensive loss and retained deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and December 31, 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New York, NY

May 14, 2014

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POOLIA UK LIMITED

BALANCE SHEETS

DECEMBER 31, 2013 and 2012

	2013	2012
Assets
Current Assets
Cash	$279,502	$520,601
Accounts receivable, net of allowance for bad debts of $87,715 and $76,826, respectively	736,402	1,174,195
Prepaid expenses	122,366	75,229
Total Current Assets	1,138,270	1,770,025

Leasehold improvements, net	7,113	15,808
Deposit	76,529	74,932
TOTAL ASSETS	$1,221,912	$1,860,765

Liabilities and Shareholder's Deficit
Current Liabilities
Accounts payable	$83,242	$4,117
Accrued expenses	139,423	238,332
Taxes payable	54,506	149,493
Payroll related expenses	67,444	89,528
Amounts due to related parties	2,994,744	2,904,524
Total Current Liabilities	3,339,359	3,385,994

Shareholder's Deficit
Share capital, authorized 1,333,333 shares at .01 British Pence, issued and outstanding 1,000,000 shares	19,160	19,160
Retained deficit	(2,181,384)	(1,651,859)
Accumulated other comprehensive income	44,777	107,470
Total Shareholder's Deficit	(2,117,447)	(1,525,229)
TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIT	$1,221,912	$1,860,765

See independent auditors’ report and accompanying notes to financial statements

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POOLIA UK LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS AND RETAINED DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

Net sales	$5,953,825	$11,359,409
Cost of sales	4,266,582	7,948,383
Gross profit	1,687,243	3,411,026

Selling and marketing expenses	937,637	1,976,192
General and administrative expenses	1,279,131	1,659,541
Total operating expenses	2,216,768	3,635,733

Loss from operations	(529,525)	(224,707)

Taxes	-	-

Net loss	(529,525)	(224,707)

Change in equity adjustment from foreign currency translation	62,693	54,858
Comprehensive loss	$(466,832)	$(169,849)

Net loss	$(529,525)	$(224,707)
Retained deficit, beginning of year	(1,651,859)	(1,427,152)
Retained deficit, end of year	$(2,181,384)	$(1,651,859)

See independent auditors’ report and accompanying notes to financial statements

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POOLIA UK LIMITED

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(529,525)	$(224,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for bad debts	55,514	85,518
Depreciation	16,959	21,700
Gain on release of provisions	(51,684)	(94,858)
Changes in operating assets and liabilities:
Accounts receivable	382,989	816,263
Prepaid expenses and other assets	(43,144)	176,661
Accounts payable and accrued expenses	(87,703)	(566,858)
Payable to related parties	26,853	(247,750)
Net cash used in operating activities	(229,741)	(34,029)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of leasehold improvements	(8,403)	(21,873)

Effect of exchange rate changes on cash	(2,956)	27,386
DECREASE IN CASH	(241,100)	(28,516)

CASH, BEGINNING OF YEAR	520,601	549,117

CASH, END OF YEAR	$279,502	$520,601

CASH PAID DURING THE YEAR FOR:
Interest	$-	$-
Income taxes	$-	$-

See independent auditors’ report and accompanying notes to financial statements

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POOLIA UK LIMITED

Notes to Financial Statements

1.	Business Organization

Poolia UK Limited (the “Company”) was founded in 1989. In 2004, the Company was acquired and is a wholly-owned subsidiary of Poolia UK Holdings Ltd. (“Parent company”), which is in turn is wholly-owned by Poolia AB. The Company provides temporary and permanent staffing of finance and accounting personnel to commercial, public and financial services companies.

On February 28, 2014, the Company was sold to Staffing 360 Solutions, Inc. (“Staffing 360”), through its wholly owned United Kingdom subsidiary Staffing 360 Solutions (UK) Ltd. (“Staffing UK”). See Note 9.

2.	Summary of Significant Accounting Policies

Presentation

The Company operates exclusively in the United Kingdom and all transactions are conducted in that country’s functional currency, the British Pound. These financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). All amounts have been translated into U.S dollars, unless otherwise indicated.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has a working capital deficit of approximately $2.2 million at December 31, 2013 and has generated accumulated losses of approximately $2.2 million. There is currently insufficient working capital and cash flows to support operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

The Company was purchased by Staffing 360 on February 28, 2014. Their plans include raising capital through increased sales and conducting additional financings through debt and equity transactions in order to acquire additional entities. Staffing 360 anticipates it will require $2 million over the next six months for working capital purposes; this amount does not include capital needed to fund additional acquisitions. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon the management’s ability to successfully implement the plans described above, including securing additional sources of financing and attain profitable operations. Management also cannot provide any assurance that unforeseen circumstances that could occur at any time within the next twelve months or thereafter will not increase the need for Staffing 360 to raise additional capital on an immediate basis.

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POOLIA UK LIMITED

Notes to Financial Statements

2.	Summary of Significant Accounting Policies - Continued

Foreign Currency Translation

The Company’s reporting currency is the United States dollar and has adopted FASB ASC Topic 830 (“Foreign Currency Matters”). The local currency is considered the functional currency for the Company. Monetary assets and liabilities are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. Equity accounts are translated at the historical exchange rate and the income statement accounts are translated at the average rate during the period. Net translation gains or losses are adjusted directly to a separate component of other comprehensive income (loss) within stockholder’s equity.

Reclassification

The Company has reclassified approximately $744,000 and $1,577,000 from Cost of Sales to Selling and Marketing expense in 2013 and 2012, respectively, from previously issued financial statements. These amounts represent sales staff salaries and benefits that were classified as Cost of Sales.

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The items that are significantly impacted by estimates include allowance for doubtful accounts.

Fair Value of Financial Instruments

The carrying values of cash, accounts receivable, related party liabilities, accounts payable and accrued expenses approximate fair values due to the short maturities of such instruments.

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POOLIA UK LIMITED

Notes to Financial Statements

2.	Summary of Significant Accounting Policies - Continued

Impairment of Long-Lived Assets

The Company reviews the recoverability of the carrying value of long-lived assets using the methodology prescribed in ASC 360 "Property, Plant and Equipment." The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the assets exceeds their fair value. The Company did not make any impairment for the years ended December 31, 2013 and 2012.

Cash

Cash represents a checking account and petty cash on hand.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable.

The Company presently maintains its cash balances primarily in one financial institution, and the balance is often in excess of the approximately $140,000 amount insured by the Financial Services Compensation Scheme (FSCS).  Funds that either were in excess of the FSCS insured amounts or were not covered under the FSCS approximated $139,000 and $386,000 at December 31, 2013 and 2012, respectively.

The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral. Concentrations of credit risk are limited due to the large number of customers comprising the Company’s customer base and their dispersion across different business and geographic areas. Accounts receivable are carried at the amount estimated to be collectible. The Company maintains an allowance for potential losses based upon an assessment of historical experience with customers and current economic conditions. For the years ended December 31, 2013 and 2012, the Company had one significant customer in each year which represented approximately 15% and 14% of total accounts receivable, respectively. No customer exceeded 10% of total sales in 2013 and 2012.

Fixed Assets

Fixed assets are stated at cost. Normal repairs and maintenance are charged to expense as incurred; renewals and replacements, which extend the useful life of property and equipment, are capitalized. Generally, when assets are retired or otherwise disposed of, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

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POOLIA UK LIMITED

Notes to Financial Statements

2.	Summary of Significant Accounting Policies - Continued

Fixed Assets - Continued

Depreciation is provided by using the straight-line method over the estimated useful lives of the assets, ranging from two to three years. Normal repairs and maintenance are charged to expense as incurred.

Deposit

Deposit represents a security deposit on the Company’s facility.

Revenue Recognition

The Company generates revenue primarily from the sale of temporary staffing services. Temporary staffing revenues and the related labor costs and payroll taxes are recorded in the period in which the services are performed. For permanent recruitment, revenue is recognized upon the start date of the candidate’s employment. The Company’s revenue recognition policies comply with ASC 605, Revenue Recognition. The Company is the primary obligor in its transactions, has responsibility for fulfillment, including the acceptability of services ordered and purchased by customers. In addition, the Company has all credit risk, retains substantially all risk and rewards of the services rendered, has sole discretion in staffing engagements and setting the billing rates of its consultants. Accordingly, the Company records all transactions at the gross revenue amount billed, consistent with the provisions of ASC 605.

General and Administrative Expenses

The statement of operations includes all revenues and costs attributable to the Company’s operations, including costs for certain functions and services provided by related parties under a service agreement. The costs incurred under this agreement are not necessarily indicative of the costs and expenses that would have resulted had the Company performed these operations internally.

Income Taxes

The Company files its income taxes in the United Kingdom. The current tax is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date. Deferred taxes are recognized in respect of all timing differences that have originated but not reversed by the balance sheet date except that the recognition of deferred tax assets is limited to the extent that the Company anticipates making sufficient taxable profits in the future to absorb the reversal of the underlying timing differences.

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POOLIA UK LIMITED

Notes to Financial Statements

2.	Summary of Significant Accounting Policies - Continued

Income Taxes - Continued

The Company is not currently involved in any income tax examinations. The Company is also required to collect and remit a Value Added Tax (“VAT”) of approximately 20% of gross sales less applicable VAT assessed on purchases. The Taxes payable amount on the balance sheet at December 31, 2013 and 2012 represents the net VAT due at that time.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company’s management has evaluated all subsequent events that occurred after the balance sheet date through May 14, 2014, the date the financial statements were available to be issued.

3.	Fixed Assets

Fixed assets consist of:

	2013	2012
Leasehold improvements	$31,661	$22,317
Less: Accumulated depreciation	24,548	6,509
Property and equipment, net	$7,113	$15,808

Depreciation expense amounted to $16,959 and $21,700 in 2013 and 2012, respectively.

4.	Leases

The Company leases its office facility in London, England under an operating lease which expires April 30, 2014. Monthly lease payments amount to approximately $44,000. Rent expense was approximately $482,000 and $533,000 in 2013 and 2012, respectively.

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POOLIA UK LIMITED

Notes to Financial Statements

5.	Related Party Transactions

The Company pays a management fee to its Parent company for services to support its operations (2013- $54,454; 2012- $118,333). In addition, the Company pays Poolia AB for information technology services (2013- $118,761; 2012- $107,242). The total repayments for the above services amounted to approximately $146,000 and $473,000 in 2013 and 2012, respectively. The amounts due at December 31, 2013 and 2012 ($2,994,744 and $2,904,524, respectively) are non-interest bearing and payable on demand.

6.	Pensions

The Company has a defined contribution pension plan that covers all eligible employees after one year of service. The Company matches the employees’ contributions up to a maximum of 5.0% of total pay. Total expense in 2013 and 2012 was approximately $24,000 and $34,000, respectively.

7.	Income Taxes

The income tax provision consists of the following:

Provision for Income Taxes	2013	2012
Loss from operations before taxes	$(529,525)	$(224,707)
Loss on ordinary activities at the standard rate of corporation tax in the UK of 23% (2012: 24%)	$(121,791)	$(55,052)

Effect of:
Expenses not deductible for tax purposes	1,238	5,926
Depreciation for period in excess of capital allowances	3,901	6,840
Other timing differences	7,591	(25,529)
Losses utilized in current period	-	-
Losses carried forward	109,061	67,815
Current tax charge for year	$-	$-

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POOLIA UK LIMITED

Notes to Financial Statements

7.	Income Taxes – Continued

Deferred tax assets are comprised of the following:

Deferred Tax Assets:	2013	2012
Net operating loss carry forwards	$438,160	$396,159
Accelerated depreciation	97,058	111,059
Other timing differences	26,255	38,669
	561,473	545,887
Less valuation allowance	(561,473)	(545,887)
Balance	$-	$-

8.	Contingencies

The Company is subject to various claims and contingencies arising out of the normal course of business, including those relating to commercial transactions, and other matters. It is not expected that the ultimate resolution of any of these matters either individually or in the aggregate, will have a material adverse effect on the Company’s financial position or results of operations.

9.	Subsequent Events

On February 28, 2014, Staffing 360, through its wholly owned United Kingdom subsidiary Staffing UK, completed the acquisition of the business and certain assets of Poolia UK Ltd. (“Poolia UK”). The Acquisition was completed pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”) by and among Staffing UK, and Poolia UK Ltd. Pursuant to the Purchase Agreement, the Company purchased from the Poolia UK Ltd. substantially all of Poolia UK Ltd.’s business and assets, including but not limited to contracts, business information, records, book debts and goodwill. The aggregate consideration to be paid by the Company to Poolia UK for the sale and purchase of the business and assets shall be £500,000 (approximately $823,000) (the “Fixed Consideration”), plus an amount equal to the net asset value at the completion date of the acquisition (the “NAV Consideration,” together with the Fixed Consideration, collectively, the “Purchase Price”). The Fixed Consideration and a sum of £250,000 (approximately $411,000), being an advance payment of the NAV Consideration, shall be paid in full in cash on Closing. On February 28, 2014, the Company paid $1,230,178. The balance of the NAV Consideration totaling $346,653 will be paid by the Company to Poolia by the end of June 2014 for total consideration of $1,576,831.

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